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Exhibit 99.1

Report of independent registered public accounting firm

To Board of Directors and Shareholders of
Honeywell International Inc.

In our opinion, the accompanying combined balance sheets and the related combined statements of income, equity and cash flows present fairly, in all material respects, the financial position of the Consumable Solutions Business of Honeywell International Inc. (the "Company") at December 31, 2007 and 2006, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2007 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Phoenix, Arizona
June 12, 2008

Consumables Solutions Business
Combined statement of income
(dollars in thousands)

	Years ended December 31,
	2007	2006	2005

Revenue	$524,440	$482,111	$436,517

Costs, expenses and other:
Cost of sales	437,351	376,536	342,591
Selling, general and administrative expenses	21,218	25,943	34,909
Other (income)/expense	(3)	(826)	(546)
Interest and other financial charges	587	359	344

	459,153	402,012	377,298

Income before taxes	65,287	80,099	59,219
Income taxes	23,775	29,786	21,579

Net income	$41,512	$50,313	$37,640

The Notes to the Combined Financial Statements are an integral part of this statement.

Consumables Solutions Business
Combined balance sheet
(dollars in thousands)

	December 31,
	2007	2006

Assets
Current assets
Cash and cash equivalents	$30,355	$14,288
Accounts, notes and other receivables—net	51,761	49,525
Due from Honeywell	3,332	3,095
Inventories—net	322,751	295,842
Deferred income taxes	14,207	34,198
Note due from Honeywell	1,021	—
Other current assets	1,589	1,766

Total current assets	425,016	398,714
Property, plant, equipment and internal use software-net	1,762	2,704
Goodwill	288,886	288,886
Other assets	2,144	2,886

Total assets	$717,808	$693,190

Liabilities
Current liabilities
Accounts payable	$69,240	$56,258
Due to Honeywell	666	577
Note due to Honeywell	13,773	8,038
Accrued liabilities	11,292	9,935

Total current liabilities	94,971	74,808
Deferred income taxes	5,479	4,992
Other liabilities	58	58
Contingencies
Equity
Invested equity	621,058	617,082
Accumulated other comprehensive (loss)	(3,758)	(3,750)

Total equity	617,300	613,332

Total liabilities and equity	$717,808	$693,190

The Notes to the Combined Financial Statements are an integral part of this statement.

Consumables Solutions Business
Combined statement of cash flows
(dollars in thousands)

	Years ended December 31,
	2007	2006	2005

Cash flows from operating activities:
Net Income	$41,512	$50,313	$37,640
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,058	2,018	2,868
Loss on disposal of property, plant, equipment and internal use software	253	126	75
Deferred income taxes	20,478	3,070	5,498
Other	(29)	374	(358)
Changes in assets and liabilities:
Accounts, notes and other receivables	(2,236)	(2,396)	(10,260)
Due from Honeywell	(237)	354	446
Inventories	(26,909)	(15,493)	(5,755)
Accounts payables	12,982	9,500	(1,348)
Due to Honeywell	89	(374)	562
Accrued liabilities	1,357	(836)	(1,178)
Other assets and liabilities	919	16	1,054

Net cash provided by operating activities	49,237	46,672	29,244

Cash flows from investing activities:
Expenditures for property, plant, equipment and internal use software	(369)	(570)	(933)
Increase in note due from Honeywell	(1,000)	—	—

Net cash (used for) investing activities	(1,369)	(570)	(933)

Cash flow from financing activities:
Net (decrease) in invested equity	(37,536)	(43,585)	(23,500)
Net increase/(decrease) in note due to Honeywell	5,735	(3,269)	1,800

Net cash (used for) financing activities	(31,801)	(46,854)	(21,700)

Effect of foreign exchange rate changes on cash and cash equivalents	—	408	(1,546)

Net increase/(decrease) in cash and cash equivalents	16,067	(344)	5,065
Cash and cash equivalents at beginning of period	14,288	14,632	9,567

Cash and cash equivalents at the end of the period	$30,355	$14,288	$14,632

The Notes to the Combined Financial Statements are an integral part of this statement.

Consumables Solutions Business
Combined statement of equity
(dollars in thousands)

	Invested equity	Accumulated other comprehensive income (loss)	Total equity

Balance at December 31, 2004	$596,214	$(4,360)	$591,854
Net income	37,640		37,640
Foreign exchange translation adjustments		(172)	(172)

Comprehensive income			37,468
Change in invested equity	(23,500)		(23,500)

Balance at December 31, 2005	610,354	(4,532)	605,822

Net income	50,313		50,313
Foreign exchange translation adjustments		782	782

Comprehensive income			51,095
Change in invested equity	(43,585)		(43,585)

Balance at December 31, 2006	617,082	(3,750)	613,332

Net income	41,512		41,512
Change in fair value of effective cash flow hedges		(8)	(8)

Comprehensive income			41,504
Change in invested equity	(37,536)		(37,536)

Balance at December 31, 2007	$621,058	$(3,758)	$617,300

The Notes to the Combined Financial Statements are an integral part of this statement.

Consumables Solutions Business
Notes to combined financial statements
(dollars in thousands, except where otherwise noted)

1.     Organization and operations

The Consumables Solutions Business (the "Business") consists of operating units of Honeywell International Inc. ("Honeywell") in the United States and Honeywell UK Limited, a direct wholly owned subsidiary of Honeywell, as well as wholly owned indirect subsidiaries of Honeywell in France and Germany. The Business distributes consumable parts and supplies to aircraft manufacturers, airlines and aircraft repair and overhaul facilities.

The Business was not a separate stand-alone entity from Honeywell during the three year period ending December 31, 2007. The accompanying financial statements have been derived from Honeywell's accounting records using the historical basis of the Business' assets and liabilities. Additionally, Honeywell performs certain services, such as legal, accounting and infrastructure, on behalf of the Business. The cost of these services has been allocated to the Business on a basis that the Business and Honeywell consider a reasonable reflection of the benefits received by the Business. However the financial position information presented in these financial statements may not reflect the combined position, operating results and cash flows of the Business had the Business been a separate stand-alone entity during the periods presented.

2.     Summary of significant accounting policies

Principles of combination—The combined financial statements include the accounts of the Business, as operated through the unincorporated operating units and indirect subsidiaries of Honeywell. All material transactions between the operating units have been eliminated.

Cash and cash equivalents—Cash and cash equivalents include cash on hand and on deposit and highly liquid, temporary cash investments with an original maturity of three months or less.

Receivables and allowance for doubtful accounts—Trade accounts receivable are recorded at the invoiced amount as the result of transactions with customers. The allowance for doubtful accounts is the Business' best estimate of the probable credit losses to be incurred for existing accounts receivable and is determined based on historical write-off experience. Specific account balances are charged off against the allowance when the Business believes it is probable the receivable will not be recovered.

Inventories—Inventories, consisting entirely of finished products ready for sale, are valued at the lower of cost or market using the specific identification method. Inventory cost includes the cost of the purchasing function, in-bound freight and receiving/inspection. Provision for Inactive, Obsolete and Surplus ("IOS") items has been made based on the projected demand for the inventory.

Property, plant, equipment and internal use software—Property, plant, equipment and internal use software are stated at cost, including any related asset retirement obligation, less accumulated depreciation. Depreciation is recognized using the straight-line method over the estimated useful lives of 10 to 30 years (not to exceed the lease term) for leasehold improvements 3 to 10 years for furniture, fixtures and equipment, and 5 years for software. The estimated useful lives are continually evaluated and periodically revised based on current events. Repairs and maintenance costs are expensed as incurred. Upon retirement or disposal of an asset the cost and related accumulated depreciation is removed from the Combined Balance Sheet.

The Business evaluates the recoverability of property, plant and equipment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. Events or changes in circumstances are evaluated based on a number of factors including operating results, business plans and forecasts, general and industry trends and, economic projections and anticipated cash flows. An impairment is assessed when the undiscounted expected future cash flows derived from an asset are less than its carrying amount. Impairment losses are measured as the amount by which the carrying value of an asset exceeds its fair value and are recognized in earnings.

Goodwill—Goodwill, which represents the excess of cost (purchase price) over the fair value of net assets acquired, is not amortized but has been tested for impairment periodically or whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. The testing, done using the guidance and criteria described in Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangibles", compares the carrying value of goodwill to its estimated fair value. Such testing as of December 31, 2007 determined that there was no impairment as of that date.

Revenue recognition—The Business records revenues, net of any applicable discounts and rebates, for products when persuasive evidence of an arrangement exists, product delivery has occurred, pricing is fixed or determinable and collection is reasonably assured.

Stock based compensation—Certain employees of the Business participate in Honeywell's stock based compensation plans. The cost of those plans for the covered employees is included in the Business' results of operations.

Pension and other postretirement benefits—The Business participates in the Honeywell pension and, for eligible retirees, postretirement benefit plans that provide health care and life insurance benefits. The cost of those plans for the covered employees, which is computed using a multi-employer/service cost method with Honeywell being the sponsor of the plans, is included in the Business' results of operations.

Foreign currency translation and remeasurement—Effective 2007 the functional currency for the Business' operations world-wide is the US dollar. Prior to 2007 for the French operating unit and prior to 2006 for the German operating unit, the functional currency was the Euro. For periods when a unit's functional currency was not the US dollar, the associated assets and liabilities were translated from the functional currency to the US dollar using year-end exchange rates and the revenue, costs and expenses were translated using the average exchange rates in effect for the year. The changes in functional currency have been accounted for on a prospective basis with the cumulative translation adjustments as of the date of changes being retained in accumulated other comprehensive income (loss). Some of Business' transactions and associated assets and liabilities are denominated in currencies other than the functional currencies with the resulting remeasurement adjustments for the changes in values of those assets and liabilities being included in earnings.

Derivative financial instruments—As a result of the Business' global operations it is exposed to market risk for changes in foreign currency exchange rates. Those risks are minimized through normal operating activities and, when deemed appropriate, through the use of derivative financial instruments. Derivative financial instruments are used to manage risk and are not used for trading or other speculative purposes and the Business does not use leveraged derivative financial instruments. Derivative financial instruments used for hedging purposes must be designated and effective as a hedge of the identified risk exposure at the inception of the contract. According, changes in the fair value of each derivative contract must be highly correlated with changes in the fair value of the underlying hedged item at the inception and over the life of the hedge contract.

All derivatives are recorded on the Combined Balance Sheet at fair value. For derivatives designated as hedges of US dollar value of hedged assets or liabilities, the changes in the US dollar value of both the derivative and the hedged item is recorded in earnings. For derivates designed as cash flow hedges, the effective portion of the changes in the fair value of the derivatives are recorded in accumulated other comprehensive income (loss) and subsequently recognized in earnings when the hedged items impact earnings.

Income taxes—Income taxes are presented on a separate return basis.

Deferred tax liabilities or assets reflect temporary differences between amounts of assets and liabilities for financial and tax reporting. Such amounts are adjusted, as appropriate, to reflect changes in tax rates expected to be in effect when the temporary differences reverse. A valuation allowance is established to offset any deferred tax assets if, based upon the available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. The determination of the amount of a valuation allowance to be provided on recorded deferred tax assets involves estimates regarding (1) the timing and amount of the reversal of taxable temporary differences, (2) expected future taxable income, and (3) the impact of tax planning strategies. In assessing the need for a valuation allowance, the Business considers all available positive and negative evidence, including past operating results, projections of future taxable income and the feasibility of ongoing tax planning strategies. The projections of future taxable income include a number of estimates and assumptions regarding volume, pricing and costs. Additionally, valuation allowances related to deferred tax assets can be impacted by changes to tax laws.

Significant judgment is required in determining income tax provisions under Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" (SFAS No. 109) and in evaluating tax positions. The Business establishes additional provisions for income taxes when, despite the belief that tax positions are fully supportable, there remain certain positions that do not meet the minimum probability threshold, as defined by FASB Interpretation ("FIN") No. 48, "Accounting for Uncertainty in Income Taxes" (FIN 48), which is a tax position that is more likely than not to be sustained upon examination by the applicable taxing authority. In the normal course of business, the Business is examined by various Federal, State and foreign tax authorities. The Business regularly assesses the potential outcomes of these examinations and any future examinations for the current or prior years in determining the adequacy of the provision for income taxes. The Business continually assesses the likelihood and amount of potential adjustments and adjusts the income tax provision, the current tax liability and deferred taxes in the period in which the facts that give rise to a revision become known.

Use of estimates—The preparation of Business' combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the combined financial statements and related disclosures in the accompanying notes. Actual results could differ from those estimates. Estimates and assumptions are periodically reviewed and the effects of revisions are reflected in the combined financial statements in the period they are determined to be necessary.

Recent accounting pronouncements—In June 2006, the Financial Accounting Standards Board ("FASB") issued FIN 48, which establishes a single model to address accounting for uncertain tax positions. FIN 48 clarifies the accounting for income taxes by prescribing a minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. FIN 48 also provides guidance on derecognition, measurement classification, interest and penalties, accounting in interim periods, disclosure and transition. The implementation of this new standard did not have a material impact on the Business' combined financial position or results of operations.

In May 2007, the FASB issued FASB Staff Position ("FSP") FIN 48-1 "Definition of Settlement in FASB Interpretation No. 48" (FSP FIN 48-1). FSP FIN 48-1 provides guidance on how to determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits. FSP FIN 48-1 is effective retroactively to January 1, 2007. The implementation of this new standard did not have a material impact on the Business' combined financial position or results of operations.

In September 2006, the FASB issued FSP AUG AIR-1 "Accounting for Planned Major Maintenance Activities" (FSP AUG AIR-1). FSP AUG AIR-1 amends the guidance on the accounting for planned major maintenance activities; specifically it precludes the use of the previously acceptable "accrue in advance" method. FSP AUG AIR-1 is effective for fiscal years beginning after December 15, 2006. The implementation of this new standard did not have a material impact on the Business' combined financial position or results of operations.

In September 2006, the FASB issued Statement of Financial Accounting Standard ("SFAS") No. 157, "Fair Value Measurements" (SFAS No. 157). SFAS No. 157 establishes a common definition for fair value to be applied to US GAAP requiring use of fair value, establishes a framework for measuring fair value, and expands disclosure about such fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007.

In February 2008, the FASB issued FSP 157-2 "Partial Deferral of the Effective Date of Statement 157" (FSP 157-2). FSP 157-2 delays the effective date of SFAS No. 157, for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually) to fiscal years beginning after November 15, 2008. The Business is currently assessing the impact of SFAS No. 157 for nonfinancial assets and nonfinancial liabilities on its combined financial position and results of operations. The implementation of this standard, for financial assets and financial liabilities, will not have a material impact on the Business' combined financial position and results of operations.

In February 2007, the FASB issued SFAS No. 159 "The Fair Value Option for Financial Assets and Financial Liabilities" (SFAS No. 159). SFAS No. 159 permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The implementation of this standard, for financial assets and financial liabilities, will not have a material impact on the Business' combined financial position and results of operations.

In March 2007, the FASB ratified Emerging Issues Task Force ("EITF") Issue No. 06-10 "Accounting for Collateral Assignment Split-Dollar Life Insurance Agreements" (EITF 06-10). EITF 06-10 provides guidance for determining a liability for postretirement benefit obligations as well as recognition and measurement of the associated asset on the basis of the terms of the collateral assignment agreement. EITF 06-10 is effective for fiscal years beginning after December 15, 2007. The implementation of this standard, for financial assets and financial liabilities, will not have a material impact on the Business' combined financial position and results of operations.

In June 2007, the FASB ratified EITF 06-11 "Accounting for the Income Tax Benefits of Dividends on Share-Based Payment Awards" (EITF 06-11). EITF 06-11 provides that tax benefits associated with dividends on share-based payment awards be recorded as a component of additional paid-in capital. EITF 06-11 is effective, on a prospective basis, for fiscal years beginning after December 15, 2007. The implementation of this standard, for financial assets and financial liabilities, will not have a material impact on the Business' combined financial position and results of operations.

In December 2007, the FASB issued SFAS No. 141(revised 2007), "Business Combinations" (SFAS No. 141R). SFAS No. 141R provides revised guidance on how acquirers recognize and measure the consideration transferred, identifiable assets acquired, liabilities assumed, noncontrolling interests, and goodwill acquired in a business combination. SFAS No. 141R also expands required disclosures surrounding the nature and financial effects of business combinations. SFAS No. 141R is effective, on a prospective basis, for fiscal years beginning after December 15, 2008. The Business is currently assessing the impact of SFAS No. 141R on its combined financial position and results of operations.

In December 2007, the FASB issued SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements" (SFAS No. 160). SFAS No. 160 establishes requirements for ownership interests in subsidiaries held by parties other than the Business (sometimes called "minority interests") be clearly identified, presented, and disclosed in the consolidated statement of financial position within equity, but separate from the parent's equity. All changes in the parent's ownership interests are required to be accounted for consistently as equity transactions and any noncontrolling equity investments in deconsolidated subsidiaries must be measured initially at fair value. SFAS No. 160 is effective, on a prospective basis, for fiscal years beginning after December 15, 2008. However, presentation and disclosure requirements must be retrospectively applied to comparative financial statements. The implementation of this new standard will not have a material impact on the Business' combined financial position or results of operations.

In December 2007, the FASB issued SFAS No. 133 Accounting for Derivative Instruments and Hedging Activities (SFAS No. 133), Implementation Issue No. E23, "Hedging—General: Issues Involving the Application of the Shortcut Method under Paragraph 68" (Issue E23). Issue E23 amends SFAS 133 to explicitly permit use of the shortcut method for hedging relationships in which interest rate swaps have nonzero fair value at the inception of the hedging relationship, provided certain conditions are met. Issue E23 was effective for hedging relationships designated on or after January 1, 2008. The implementation of this guidance will not have a material impact on the Business' combined financial position and results of operations.

In March 2008, the FASB issued SFAS No. 161, "Disclosures About Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133" (SFAS No. 161). SFAS No. 161 expands quarterly disclosure requirements in SFAS No. 133 about an entity's derivative instruments and hedging activities. SFAS No. 161 is effective for fiscal years beginning after November 15, 2008. The Business is currently assessing the impact of SFAS No. 161 on its combined financial position and results of operations.

In May 2008, the FASB issued SFAS No. 162 "The Hierarchy of Generally Accepted Accounting Principles" ("SFAS No. 162"). SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States. SFAS No. 162 is effective sixty days following the SEC's approval of PCAOB amendments to AU Section 411, "The Meaning of 'Present fairly in conformity with generally accepted accounting principles"'. The Business is currently evaluating the potential impact, if any, of the adoption of SFAS No. 162 on its combined financial statements.

In May 2008, FASB issued SFAS 163 "Accounting for Financial Guarantee Insurance Contracts" ("SFAS No. 163"). SFAS No. 163 clarifies how SFAS 60 "Accounting and Reporting by Insurance Enterprises" applies to financial guarantee insurance contracts issued by insurance enterprises, including the recognition and measurement of premium revenue and claim liabilities. It also requires expanded disclosures about financial guarantee insurance contracts. SFAS No. 163 is not applicable to the Business.

3.     Related party transactions with Honeywell

The Business, in the ordinary course of operations, sells products to Honeywell at prices agreed to between the parties. Additionally, the Business receives from Honeywell interest on the note due from Honeywell. Certain costs incurred by Honeywell on behalf of the Business have been charged or allocated to the Business. Additionally, the Business pays Honeywell interest on the note due to Honeywell. The following tables summarize the related party transactions:

	Years ended December 31,
	2007	2006	2005

Revenue on sales to Honeywell	$65,540	$65,351	$59,137
Interest income	21	—	—

	$66,561	$65,351	$59,137

Legal, accounting, and infrastructure costs	$13,064	$13,067	$9,591
Insurance	1,551	1,645	1,675
Interest expense, before capitalized interest	591	388	371
Rent	1,242	1,252	2,253
Stock based compensation	252	149	—
Pension and other postretirement cost	977	1,210	1,206

	$17,677	$17,711	$15,096

Unpaid interest income and expense have been added to the note due from Honeywell and the note to Honeywell, respectively. All other unpaid amounts due from Honeywell and due to Honeywell for the above are reflected on the Combined Balance Sheet in current assets and current liabilities, respectively. The change in invested equity represents the effect of the allocations and cash transfers between the Business and Honeywell.

4.     Repositioning charge

In 2005 the Business recognized a repositioning charge of $846 for severance costs related to workforce reductions of 45 manufacturing and administrative positions. The charge is included in cost of sales. The following table summarizes the status of the repositioning reserve.

Repositioning reserve

Balance at December 31, 2004	$—
2005 charge	846
2005 payments	(617)

Balance at December 31, 2005	229
2006 payments	(229)

Balance at December 31, 2006	$—

5.     Other (income) expense

	Years ended December 31,
	2007	2006	2005

Interest income	$(770)	$(556)	$(327)
Foreign exchange	760	(296)	(471)
Other	7	26	252

	$(3)	$(826)	$(546)

6.     Interest and other financial charges

	Years ended December 31,
	2007	2006	2005

Total interest and other financial charges	$591	$388	$371
Less: capitalized interest	(4)	(29)	(27)

	$587	$359	$344

7.     Income taxes

Income before taxes

	Years ended December 31,
	2007	2006	2005

United States	$42,779	$61,480	$45,024
Foreign	22,508	18,619	14,195

	$65,287	$80,099	$59,219

Tax expense

	Years ended December 31,
	2007	2006	2005

United States	$16,121	$23,204	$16,582
Foreign	7,654	6,582	4,997

	$23,775	$29,786	$21,579

	Years ended December 31,
	2007	2006	2005

Tax expense consist of:
Current:
United States	$(4,176)	$18,683	$9,455
State	(461)	2,062	1,043
Foreign	7,934	5,971	5,583

	3,297	26,716	16,081

Deferred:
United States	18,694	2,215	5,479
State	2,063	244	605
Foreign	(279)	611	(586)

	20,478	3,070	5,498

	$23,775	$29,786	$21,579

	Years ended December 31,
	2007	2006	2005

The US statutory federal income tax rate is reconciled to the effective income tax rate as follows:
Statutory U.S. federal income tax rate	35.00%	35.00%	35.00%
Taxes on foreign earnings above (below) U.S. tax rate	(0.13)	0.08	0.04
State income taxes	1.60	1.87	1.81
Change in enacted tax rate	(0.22)	—	—
Tax benefits on export sales	—	(0.23)	(0.28)
All other items—net	0.17	0.47	(0.13)

	36.42%	37.19%	36.44%

The Business' effective tax rate decreased by 0.77 of a percentage point in 2007 compared with 2006 due principally to the decrease in the overall state and foreign tax rates partially offset by the expiration of the tax benefit on export sales.

Deferred tax assets (liabilities)

Deferred income taxes represent the future tax effects of transactions which are reported in different periods for tax and financial reporting purposes. The tax effects of temporary differences which give rise to future income tax benefits and payables are as follows:

	Years ended December 31,
	2007	2006

Inventory reserves	$12,529	$31,653
Property, plant and equipment basis differences	(38)	(242)
Other asset basis differences	(5,441)	(4,750)
Other accrued items	1,678	2,545

	8,728	29,206
Valuation allowance	—	—

	$8,728	$29,206

The decrease in deferred tax assets associated with inventory reserves was due to a disposal in 2007 of previously reserved for IOS inventory.

There were $12,400 of U.S. federal tax and state tax net operating losses ("NOL") generated in the tax year ending December 31, 2007 and have varying limitations and expiration dates through 2027. Due to taxable income being recognized in the two preceding years it is projected these losses will be carried back. An NOL carry-back is applied to the income of the two preceding years starting with the second preceding year and moving forward to the immediately preceding year.

The basis of presenting the Business is as assets operating in multiple jurisdictions without a common parent. As such, deferred taxes have not been provided for the book and tax basis differences in the shares of each entity which would relate primarily to permanently reinvested earnings.

The Business has adopted the provisions of FIN 48 effective January 1, 2007 and concluded it had no unrecognized tax benefits as of the date of adoption. For year ended December 31, 2007, the Business again concluded there were no unrecognized tax benefits.

In many cases the Business' certain tax positions are related to tax years that remain subject to examination by the relevant tax authorities. The following table summarizes these open tax years by major jurisdiction as of December 31, 2007:

Open tax year
Jurisdiction	Examination in progress	Examination not yet initiated

United States(1)	1998–2006	2007
United Kingdom	2001–2005	2006–2007
France	N/A	2005–2007
Germany(1)	N/A	2004–2007

(1)
includes federal as well as state, provincial or similar local jurisdictions, as applicable

Based on the outcome of these examinations it is reasonably possible that the tax benefits for tax positions taken regarding previously filed tax returns could change. Based on the number of tax years currently under audit by the relevant U.S federal, state and foreign tax authorities, the Business anticipates that several of these audits may be finalized in the foreseeable future. However, based on the status of these examinations, and the protocol of finalizing audits by the relevant tax authorities, which could include formal legal proceedings, at this time it is not possible to estimate the impact of any amount of such changes, if any, to previously recorded tax positions.

8.     Accounts, notes and other receivables

	December 31,
	2007	2006

Trade	$52,057	$51,611
Other	1,163	181

	53,220	51,792
Less—Allowance for doubtful accounts	(1,459)	(2,267)

	$51,761	$49,525

9.     Note due from Honeywell

Note due from Honeywell represents the investment of the Business' excess cash in another Honeywell entity. The note is due upon demand and bears interest at the three month LIBOR rate plus 0.25 percent.

10.  Property, plant, equipment and internal use software

	December 31,
	2007	2006

Leasehold improvements	$913	$843
Furniture, fixtures and equipment	4,210	4,184
Internal use software	10,700	10,650
Construction in progress	70	250

	15,893	15,927
Less—Accumulated depreciation	(14,131)	(13,223)

	$1,762	$2,704

Depreciation expense was $1,058, $2,018, and $2,868 for the years ended December 31, 2007, 2006 and 2005, respectively.

11.  Goodwill

Goodwill was $288,886 as of December 31, 2007 and 2006 relates to acquisitions that took place prior to July 2001. There were no transactions impacting goodwill during the periods presented.

12.  Note due to Honeywell

Note due to Honeywell represents the Business' German unit's Euro cash disbursements in excess of receipts funded by Honeywell. The Business pays interest at a rate applicable for short term notes payable in Germany with such interest included in interest and other financial charges in the Combined Statement of Income.

13.  Accrued liabilities

	December 31,
	2007	2006

Taxes, other than income taxes	$4,337	$2,086
Customer advances and deferred income	3,859	4,417
Compensation, benefit and other employee related	2,346	2,201
Product warranties	167	326
Other	583	905

	$11,292	$9,935

14.  Lease comitments

Future minimum lease payments under operating leases having an initial or remaining noncancellable lease terms in excess of one year are as follows:

At December 31, 2007

2008	$2,039
2009	1,601
2010	921
2011	853
2012	—
Thereafter	—

$5,414

The Business has entered into agreements to lease land, buildings and equipment. All of the operating leases have initial terms of up to 9 years with some containing renewal options subject to customary conditions. The Business does not expect that any of the commitments under the lease agreements would have a material adverse effect on its combined results of operations, financial position or liquidity.

Rent expense, including amounts charged by Honeywell, was $3,334, $3,741 and $4,670 for the years ended December 31 2007, 2006 and 2005, respectively.

15.  Financial instruments

Credit and market risk—Financial instruments, including derivatives, expose the Business to counterparty credit risk for nonperformance and to market risk related to changes in interest or currency exchange rates. The exposure to counterparty credit risk is managed through specific minimum credit standards, diversification of counterparties, and procedures to monitor concentrations of credit risk. The counterparty in derivative transactions is Honeywell. The impact of market risk on the fair value and cash flows of derivative and other financial instruments is monitored considering reasonably possible changes in interest and currency exchange rates and restrict the use of derivative financial instruments to hedging activities.

The Business continually monitors the creditworthiness of customers granted credit terms in the normal course of operations. While concentrations of credit risk associated with trade accounts and notes receivable are considered minimal due to the diverse customer base, most of the customers are in the commercial air transport industry (aircraft manufacturers and airlines). The terms and conditions of credit sales are designed to mitigate or eliminate concentrations of credit risk with any single customer. Sales are not materially dependent on a single customer or a small group of customers.

Foreign currency risk management—The Business conducts operations on a multinational basis in a variety of foreign currencies. Exposure to market risk for changes in foreign currency exchange rates arises from international financing activities between operating units, foreign currency denominated monetary assets and liabilities and anticipated transactions arising from international trade. The Business' objective is to preserve the economic value of non-functional currency denominated cash flows. The Business attempts to hedge transaction exposures with natural offsets to the fullest extent possible and, once these opportunities have been exhausted, through foreign currency forward and option agreements with Honeywell. The Business' principal currency exposures relate to the US dollar, Euro and British pound.

The Business hedges monetary assets and liabilities denominated in non-functional currencies. Prior to conversion into U.S dollars, these assets and liabilities are remeasured at spot exchange rates in effect on the balance sheet date. The effects of changes in spot rates are recognized in earnings and included in Other/ (Income) Expense. Exposure to changes in foreign exchange rates is hedged principally with forward contracts. Forward contracts are marked-to-market with the resulting gains and losses similarly recognized in earnings offsetting the gains and losses on the non-functional currency denominated monetary assets and liabilities being hedged.

The Business has partially hedge forecasted 2008 sales and purchases denominated in non-functional currencies with currency forward contracts. When a functional currency strengthens against nonfunctional currencies, the decline in value of forecasted non-functional currency cash inflows (sales) or outflows (purchases) is partially offset by the recognition of gains (sales) and losses (purchases), respectively, in the value of the forward contracts designated as hedges. Conversely, when a functional currency weakens against non-functional currencies, the increase in value of forecasted nonfunctional currency cash inflows (sales) or outflows (purchases) is partially offset by the recognition of losses (sales) and gains (purchases), respectively, in the value of the forward contracts designated as hedges. Market value gains and losses on these contracts are recognized in earnings when the hedged transaction is recognized. All open forward contracts mature by December 31, 2008.

At December 31, 2007 and 2006, there were contracts with notional amounts of $19,434 and $21,276, respectively, to exchange the US dollar, Euro and British pound.

Commodity price risk management—Exposure to market risk for commodity prices can result in changes in the Business' cost of sales. The Business primarily mitigates exposure to commodity price risk through the use of long-term, fixed-price contracts with suppliers and customers.

Fair value of financial instruments—The carrying value of cash and cash equivalents, trade accounts and notes receivables, accounts payables and foreign currency exchange contracts contained on the Combined Balance Sheet approximates fair value.

16.  Accumulated other comprehensive income (loss)

Total accumulated other comprehensive income (loss) is included in the Combined Statement of Equity. The changes in accumulated other comprehensive income (loss) are as follows:

Year ended December 31, 2007	Pretax	Tax	After-tax

Change in fair value of effective cash flow hedges	$(13)	$5	$(8)

Year ended December 31, 2006	Pretax	Tax	After-tax

Foreign exchange translation adjustments	$782	$—	$782

Year ended December 31, 2005	Pretax	Tax	After-tax

Foreign exchange translation adjustments	$(172)	$—	$(172)

The components of accumulated other comprehensive income (loss) are as follows:

	December 31,
	2007	2006

Foreign exchange translation adjustments	$(3,750)	$(3,750)
Change in fair value of effective cash flow hedges	(8)	—

	$(3,758)	$(3,750)

17.  Stock-based compensation plans

Key employees of the Business are eligible to receive stock-based compensation under the 2006 Stock Incentive Plan of Honeywell International Inc and its Affiliates (the "Plan"). Grants under the Plan are in the form of Honeywell non-qualified stock options, incentive stock options stock appreciation rights and restricted stock. Compensation cost on a pre-tax basis related to stock compensation plans recognized in the Business' operating results (included in selling, general and administrative expenses) was $252 and $149, for the years ended December 31, 2007 and 2006, respectively.

Stock options—The exercise price, term and other conditions applicable to each option granted under the stock plans are generally determined by the Management Development and Compensation Committee of Honeywell's Board of Directors. The exercise price of stock options is set on the grant date and may not be less than the fair market value per share of Honeywell's stock on that date. The fair value is recognized as an expense over the employee's requisite service period (generally the vesting period of the award). Prior to 2007, options have generally vested over a three-year period and expire after ten years. Starting with the 2007 option grants the vesting period was extended to four years.

The fair value of each option award is estimated on the date of grant using the Black-Scholes option-pricing model. Expected volatility is based on implied volatilities from traded options on Honeywell common stock. A Monte Carlo simulation model was used to derive an expected term. Such model uses historical data to estimate option exercise activity and post-vest termination behavior. The expected term represents an estimate of the time options are expected to remain outstanding. The risk-free rate for periods within the contractual life of the option is based on the U.S. treasury yield curve in effect at the time of grant.

Compensation cost related to stock options recognized on the Combined Statement of Income includes (a) compensation cost for stock option awards granted prior to, but not yet vested as of December 31, 2005, based on the grant-date fair value estimated in accordance with the pro forma provisions of SFAS 123 "Accounting for Stock-Based Compensation" and (b) compensation expense for stock option awards granted subsequent to December 31, 2004 based on the grant-date fair value estimated in accordance with the provisions of SFAS 123(revised 2004) "Share-Based Payment" (SFAS No. 123R). There would have been no material impact had the Business adopted the provisions of SFAS 123R prior to 2006.

The following table sets forth fair value per share information, including related weighted-average assumptions, used to determine compensation cost consistent with the requirements of SFAS No. 123R.

	Years ended December 31,
	2007	2006	2005

Weighted average fair value per share of options granted during the year(1)	$10.27	$9.44	$10.67
Assumptions:
Expected annual dividend yield	2.09%	2.15%	2.4%
Expected volatility	20.18%	22.32%	34.8%
Risk-free rate of return	4.66%	4.63%	3.7%
Expected option term (years)	5.3	5.0	5.0

(1)
Estimated on date of grant using Black-Scholes option-pricing model.

18.  Commitments and contingencies

In the normal course of operations the Business issues product warranties. The estimated cost of product warranties is accrued based on contract terms and historical experience at the time of sale. Adjustments to initial obligations for warranties are made as changes in the obligations become reasonably estimable. Warranty expense was $170, $(67) and $94 for the years ended December 31, 2007, 2006 and 2005, respectively. The warranty accrual is included in accrued liabilities on the Combined Balance Sheet.

19.  Pension and other postretirement benefits

The Business' employees participate in Honeywell's defined benefit pension plans which cover a majority of Honeywell's employees. Honeywell's funding policy is to contribute annual amounts as needed based upon actuarial and economic assumptions designed to achieve adequate funding of the projected benefit obligations. As employees provide credited service the Business is charged for the cost of the plans, computed using a multi-employer/service cost method with Honeywell being the sponsor of the plans. Benefits provided are primarily based on the employee's age, years of service and compensation.

The Business' employees participate in Honeywell's postretirement benefits plans that provide, for eligible retirees, health care and life insurance benefits. As employees provided credited service the Business is charged for the cost of plans, computed using a multi-employer/service cost method with Honeywell being the sponsor of the plans.

The cost of the plans charged to the Business and the major actuarial assumptions used to compute the periodic cost are presented in the following table.

	Pensions			Other postretirement plans
	2007	2006	2005	2007	2006	2005

Service cost charged to the Business	$950	$1,177	$1,166	$27	$33	$40
Discount Rate	6.00%	5.75%	5.875%	5.70%	5.50%	5.50%
Expected rate of return on plan assets	9.00%	9.00%	9.00%	—	—	—
Expected annual rate of compensation increase	4.00%	4.00%	4.00%	—	—	—

20.  Subsequent event

On June 9, 2008 B/E Aerospace ("B/E") and Honeywell entered into a stock and asset purchase agreement in which B/E agreed to purchase the Business for $1.05 billion in cash and B/E stock.

QuickLinks

  Exhibit 99.1
Consumables Solutions Business Combined statement of income (dollars in thousands)
Consumables Solutions Business Combined balance sheet (dollars in thousands)
Consumables Solutions Business Combined statement of cash flows (dollars in thousands)
Consumables Solutions Business Combined statement of equity (dollars in thousands)
Consumables Solutions Business Notes to combined financial statements (dollars in thousands, except where otherwise noted)